EXHIBIT 10.7

INDUSTRIAL DEVELOPMENT REVENUE BONDS,
CONSTRUCTION MORTGAGE, ASSIGNMENT OF LEASES AND
RENTS AND FIXTURE FILING DATED FEBRUARY 28, 2007

Document No.

CONSTRUCTION MORTGAGE,
ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING

Return to:	Lisa R. Lange, Esq.
White Hirschboeck Dudek S.C.
One Ease Main St., Suite 300 Madison, WI 53703

Given By:

M & W FIBERGLASS, LLC,
a Wisconsin limited liability company

In favor of:

NEKOOSA PORT EDWARDS STATE BANK
Dated as of February 28, 2007

Relating to:

$4,000,000
City of Wisconsin Rapids, Wisconsin
Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C
(Advanced Fiberglass Technologies Project)

This Is A Construction Mortgage Within The Meaning of Wis. Stats. §409.334(8) and §706.11(1m)
This Mortgage Secures Future Advances
This is Non-Homestead Property

CONSTRUCTION MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS CONSTRUCTION MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (the “Mortgage”) is made and entered into as of the 28th day of February, 2007, by M & W FIBERGLASS, LLC, a Wisconsin limited liability company (the “Mortgagor”), in favor of NEKOOSA PORT EDWARDS STATE BANK, as Trustee and as Original Purchaser of the Bonds (the “Bank”).

RECITALS

A.           The City of Wisconsin Rapids, Wisconsin (the “Issuer”), will issue its Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C (Advanced Fiberglass Technologies, Inc. Project) in the aggregate principal amount of Four Million Dollars ($4,000,000) (the “Bonds”), pursuant to a Bond Agreement dated as of February 28, 2007 (the “Bond Agreement”), by and between the Issuer, the Mortgagor, Advanced Fiberglass Technologies, Inc., a Wisconsin corporation (the “Corporation” and together with the Mortgagor, Jamie L. Mancl and Jennifer Mancl, the “Borrower,”) Nekoosa Port Edwards State Bank, as trustee (the “Trustee”) and Nekoosa Port Edwards State Bank, as Original Purchaser (the “Original Purchaser”).

B.           The proceeds derived from the issuance of the Bonds will be loaned to the Borrower pursuant to the Bond Agreement, and used to finance a project consisting of (i) the construction of an approximately 70,000 square foot manufacturing facility located at 4400 Commerce Drive, in the City of Wisconsin Rapids, Wisconsin (the “Facility”) to be owned by Mortgagor and operated by the Corporation; and (ii) the acquisition and installation of equipment at the Facility (collectively, the “Project”).

C.           To provide the funds to be loaned to the Borrower for payment of the costs of the Project, the Issuer has contracted for the sale of the Bonds to the Original Purchaser, and the Original Purchaser has agreed to purchase such Bonds in reliance on Borrower’s agreement to the terms and conditions set forth in that certain Credit Agreement dated as of February 28, 2007 by and between the Borrower and the Original Purchaser (the “Credit Agreement”).

D.           It is a condition precedent to the Original Purchaser’s obligation to purchase the Bonds that the Mortgagor shall have executed and delivered this Mortgage to the Bank to secure the Obligations (as defined in the Credit Agreement) and all other indebtedness (whether presently existing or hereafter arising) of the Mortgagor to the Bank.

AGREEMENT

In consideration of those obligations as stated in the Recitals and to induce the Bank to enter into the Credit Agreement and to purchase the Bonds, the Mortgagor hereby agrees with the Bank as follows:

ARTICLE I
DEFINITIONS

1.01                      Definitions.  All capitalized terms used herein and not otherwise defined herein shall have meanings assigned to them in the Credit Agreement. The following terms used herein have the meanings defined below:

                (a)    Event of Default:  shall have the same meaning assigned to such term in Article V.

                (b)    Insured Casualty:  shall mean any insured damage to or destruction of the Mortgaged Property or any part thereof.

                (c)    Lease or Leases: shall mean any lease of all or a portion of the Real Property.

             (d)    Mortgaged Property:  shall mean the Real Property together with all of the other property and items described in Article II hereof, including the Project.

             (e)    Real Property:  shall mean the land described in Exhibit A attached hereto and made a part hereof, together with any and all easements, rights-of-way, licenses, hereditaments, rights and privileges and appurtenances thereto, together with any and all other land which may at any time hereafter be conveyed by the Mortgagor to the Bank as security for the Secured Obligations.

                (f)    Secured Obligations: shall have the meaning assigned to it in Article II.

ARTICLE II
GRANTING CLAUSE

To secure the performance of all covenants and agreements contained in this Mortgage, to secure the timely payment and performance of the Obligations, to secure all other obligations and indebtedness of the Borrower to the Bank, including without limitation all obligations and indebtedness under the Bond Documents, the Credit Agreement and the other Related Documents, together with all fees, charges, interest and other amounts that may come due thereunder (all of the foregoing, the “Secured Obligations”), the Mortgagor, by these presents does hereby mortgage, grant, convey and assign to the Bank, its successors and assigns, with power of sale, forever, all and singular their entire estate and interest, whether fee or leasehold or otherwise, in the following described property, to-wit:

2.01                      Real Property.  The Real Property.

2.02                      Highways and Thoroughfares.  All right, title and interest of Mortgagor, if any, now or at any time hereafter existing, in and to all highways, roads, streets, alleys and other public thoroughfares, bordering on or adjacent to the Real Property, together with all right, title and interest of Mortgagor to the land making up such highways, roads, streets, alleys and other public thoroughfares and all heretofore or hereafter vacated highways, roads, streets, alleys and public thoroughfares adjoining or within the Real Property or any part thereof.

2.03                      Buildings and Fixtures.  All buildings, structures, improvements, plants, works and fixtures now or at any time hereafter located on any portion of the Real Property, including the Project, and, without any further act, all extensions, additions, betterments, substitutions and replacements thereof.

2.04                      Intangible Rights, Rents.  All rights, privileges, permits, licenses, easements, consents, tenements, hereditaments and appurtenances now or at any time hereafter belonging to or in any wise appertaining to the Real Property or to any property now or at any time hereafter comprising a part of the property subject to this Mortgage; and all right, title and interest of Mortgagor, whether now or at any time hereafter existing, in all reversions and remainders to the Real Property and such other property, and all rents, income, issues, profits, royalties and revenues derived from or belonging to such Real Property and other property subject to this Mortgage or any part thereof.

2.05                      Proceeds.  Any and all proceeds of the conversion, whether voluntary or involuntary, of all or any part of the Real Property and other property and interests subject to this Mortgage into cash or liquidated claims, including, without limitation by reason of specification, proceeds of insurance and condemnation awards and any and all other property of every name and nature from time to time by delivery or writing of any kind conveyed, mortgaged, pledged, assigned or transferred for additional security for this Mortgage.

TO HAVE AND TO HOLD all of the foregoing (the “Mortgaged Property”) unto the Bank, its successors and assigns, forever; provided that if the Borrower pay all amounts required to be paid to the Bank under the Bond Documents, the Credit Agreement and other Related Documents according to their terms, make all other required payments and perform all other terms, conditions, covenants and agreements contained in the Bond Documents, the Credit Agreement and the other Related Documents, then this Mortgage shall cease and be void.  If any improvements or property become a part of the Mortgaged Property after the date hereof by location or installation on the Real Property or in the building or buildings now or in the future situated thereon or otherwise, then this Mortgage shall immediately attach to and constitute a lien or security interest against such additional items without further act or deed of Mortgagor.

ARTICLE III
ASSIGNMENT OF LEASES AND RENTS

3.01                      Collateral Assignment of Leases and Rents.  The Mortgagor does hereby conditionally as and for collateral and as security for the Secured Obligations sell, assign, transfer and set over unto the Bank, its successors and assigns, all of the right, title and interest of the Mortgagor in, to and under the Leases, including all amendments and supplements to and renewals and extensions of the Leases at any time made; together with all rents, earnings, income, issues and profits arising from the Project or from said Leases and all other sums due or to become due under and pursuant thereto; together with any and all guarantees under any of said Leases; together with all proceeds payable under any policy of insurance covering loss of rents for any cause; together with all rights, powers, privileges, options and other benefits of the Mortgagor, as lessor or sublessor, under the Leases, including, but not limited to:  (i) the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, moneys and security payable or receivable under the Leases, or pursuant to any of the provisions thereof, whether as rent or otherwise, and (ii) the right to make all waivers and agreements, to give and to receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by law, and to do any and all other things whatsoever which the Mortgagor is or may become entitled to do under the Leases; and together with all other rights, powers, privileges, options and benefits of the Mortgagor in connection with the Real Property, including, but not by way of limitation, building permits, zoning variances, plans, specifications and contracts with architects.

3.02                      Remedies.  If an Event of Default shall occur, the Mortgagor consents to and irrevocably authorizes and directs the tenants under the Leases and any successors to the interest of the tenants, upon demand and notice from the Bank of the Bank’s right to receive the rents and other amounts under such Leases, to pay to the Bank the rents and other amounts due or to become due under the Leases, and the tenants shall have the right to rely upon such demand and notice from the Bank without any obligation or right to determine the actual existence of the Bank’s right to receive such rents and other amounts, notwithstanding any notice from or claim of the Mortgagor to the contrary.  The Mortgagor shall have no right or claim against any tenant for any such rents and other amounts so paid by the tenant to the Bank.

If any such Event of Default shall occur, the Bank shall, at its option, have the complete right, power and authority, to (i) enter upon, take and maintain possession of and operate the Mortgaged Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto; (ii) exclude the Mortgagor, its agents and servants therefrom; and (iii) hold, operate, manage and control the Mortgaged Property, or any part thereof, as fully and to the same extent as the Mortgagor could do if in possession, and, in such event, without limitation and at the Mortgagor’s expense from time to time:

    (a)    Rent or lease the whole or any part of the Mortgaged Property for such term or terms and on such conditions as may seem proper to the Bank, including entering into leases for terms expiring beyond the maturity of the indebtedness secured by the Mortgage, and cancel any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel it;

    (b)    Demand, collect, and receive from the tenant or tenants now or hereafter in possession of the Mortgaged Property, or any part thereof, or from other persons liable therefor, all of the rents and revenues from such tenant or tenants or other persons which may now be due and unpaid and which may hereafter become due;

    (c)    Institute and prosecute any and all suits for the collection of rents and all other revenues from the Mortgaged Property which may now be due and unpaid and which may hereafter become due; institute and carry on all legal proceedings necessary for the protection of the Mortgaged Property, including such proceedings as may be necessary to recover the possession of the whole or of any part thereof; institute and prosecute summary proceedings for the removal of any tenant or tenants or other persons from the Mortgaged Property; and pay the costs and expenses of all such suits and proceedings out of the rents and other revenues received;

    (d)    Maintain the Mortgaged Property and keep it in repair, and pay, out of the rentals and other revenues received the costs of such maintenance and repairs, including the cost and expenses of all services of all employees, including their equipment, and of all expenses of maintaining and keeping the Mortgaged Property in repair and in proper condition;

    (e)    Employ an agent or agents to rent and manage the Mortgaged Property and to collect the rents and other revenues thereof, and pay the reasonable value of its or their services out of the rents and revenues received;

    (f)    Effect general liability insurance, fire insurance, boiler insurance, rent insurance, workers’ compensation law insurance, and generally such other insurance as is customarily effected by an owner of property of a style and kind similar to the Mortgaged Property, or as the Bank may deem advisable or necessary, and pay the premiums and other charges out of the rents and other revenues received;

    (g)    Pay, out of the rents and other revenues received, all sums, and the interest thereon, now due to the Bank under this Mortgage, the Credit Agreement or the other Related Documents and hereafter to become due, and all taxes, assessments, and other charges now due and unpaid and which may hereafter become due and a charge or lien upon the Mortgaged Property;

    (h)    Execute and comply with all applicable laws, rules, orders, ordinances, and requirements of any and all governmental authorities affecting the Mortgaged Property, and pay the costs thereof out of the rents and other revenues received;

    (i)    Act exclusively and solely in the place and stead of the Mortgagor, and to have all of the Mortgagor’s powers for the purposes stated above; and

    (j)    From time to time determine to which one or more of the above purposes the rents and revenues shall be applied and the amount to be applied thereto.

      After payment of all proper charges and expenses, including the just and reasonable compensation for the services of the Bank, its attorneys and agents and others employed by the Bank in connection with the operation, management and control of the Mortgaged Property, and such further sums as may be sufficient to indemnify the Bank from and against any liability, loss or pursuance of its rights and powers under this Section 3.02, the Bank may, at its option, credit the net amount of income which the Bank may receive by virtue of this assignment and from the Mortgaged Property to any and all amounts due or owing to the Bank from the Mortgagor under the terms and provisions of the Bond Documents, the Credit Agreement, this Mortgage and the other Related Documents.  The balance of the net income shall be released to or upon the order of the Mortgagor.

The Bank’s acceptance of this Mortgage, with all the rights, powers, privileges and authority created under this assignment, shall not, prior to entry upon and taking possession of the Mortgaged Property by the Bank, be deemed or construed to constitute the Bank a mortgagee in possession, or thereafter or at any time or in any event impose any obligation whatsoever upon the Bank to appear in or defend any action or proceeding relating to any Lease or the Mortgaged Property, or to take any action hereunder, or to expend any money or incur any expenses, or to perform or discharge any obligation, duty or liability under any Lease, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Mortgagor by any tenant and not assigned and delivered to the Bank, or render the Bank liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property.

The Mortgagor agrees that the collection of rents and the application as stated above or the entry upon and taking of possession of the Mortgaged Property, or any part thereof, by the Bank shall not cure or waive any default or waive, modify or affect any notice of default under the Bond Documents, the Credit Agreement or any other Related Document, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Bank, once exercised, shall continue for so long as the Bank elects so long as an Event of Default exists.  If the Bank elects to discontinue the exercise of any such right or remedy, the same or any other right or remedy under this Mortgage may be reasserted at any time and from time to time following any subsequent default.

3.03                      Right of Mortgagor.  Notwithstanding anything in this Mortgage, so long as no Event of Default shall have occurred and continue uncured, the Mortgagor shall have the right to occupy the Mortgaged Property as landlord or otherwise, to collect, use, and enjoy the rents, issues, profits, and other sums payable under and by virtue of all Leases and to enforce the covenants of all Leases, it being agreed that the assignment made hereby is for collateral purposes only, and is conditioned upon the occurrence and continuance of an Event of Default hereunder or under the Bond Documents or the Credit Agreement.

Mortgagor hereby covenants and agrees that Mortgagor shall not, without Bank’s prior written consent:  (a) accept any payment of any installment of rent more than two (2) months in advance of the due date therefor; or (b) enter into any management agreement.  Mortgagor further covenants and agrees that Mortgagor shall, at its sole cost and expense:  (a) promptly abide by, discharge and perform in all material respects all of the covenants, conditions and agreements contained in all Leases, on the part of the landlord thereunder; (b) enforce or secure the performance of all of the material covenants, conditions and agreements contained in any Lease on the part of any tenant thereunder; and (c) appear in and defend any action or proceeding arising out of or related to such Leases or the obligations, duties or liabilities of the landlord or of any tenants thereunder.

3.04                      Bank Not to Become Liable.  Prior to entry upon and taking possession of the Mortgaged Property by the Bank, the Bank and its assigns shall not be obligated to perform or discharge, nor do such parties hereby undertake to perform or discharge, any obligation, duty, or liability of the Mortgagor under any Lease.  Prior to entry upon and taking possession of the Mortgaged Property by the Bank, this Article shall not operate to place upon the Bank or its assigns responsibility for the control, care, management or repair of the Mortgaged Property or for the performance of any of the terms and conditions of any Lease.  The Bank and its assigns shall not be responsible or liable for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, for any negligence in the management, upkeep, repair or control of the Mortgaged Property or for failure to collect any rents or other payments under the Leases, except for such acts or conditions as shall occur while the Mortgaged Property is in the control of the Bank pursuant to Section 3.02 hereof.

3.05                      Waiver of Mortgagor.  To the fullest extent permitted by law, the Mortgagor hereby waives any and all claims against the Bank and its assigns arising out of or in any way related to any act or failure to act pursuant to this assignment, it being expressly understood and agreed that this assignment of leases is for collateral purposes only, imposes no obligation on the Bank or its assigns to take any action whatsoever and any action to enforce this assignment is in the sole discretion of the Bank or its assigns.

ARTICLE IV
COVENANTS OF MORTGAGOR

So long as any of the Bonds remain outstanding, and so long as any of the Secured Obligations remain outstanding, the Mortgagor agrees that Mortgagor shall abide by each of the following covenants:

4.01                      Payment of Principal and Interest.  Mortgagor shall duly and punctually pay or cause to be paid all amounts under this Mortgage, the Bond Documents, the Credit Agreement and any other Related Document when due, and promptly pay any penalties or other assessments that may be made, and timely comply with and carry out all of the covenants and agreements set forth in the Credit Agreement and the other Related Documents.

4.02                      Insurance; Damage or Destruction.

(a)           The Mortgagor shall provide and maintain or cause to be maintained at all times the insurance required under the Credit Agreement.  No insurance policy shall be cancelable or subject to reduction of coverage or modification except after thirty (30) days’ prior written notice to the Bank.  All insurers providing such policies shall have an A. M.  Best’s policyholder rating of at least B and a financial size rating of at least Class X.  At least ten (10) days prior to the expiration of Mortgagor’s policies, Mortgagor shall furnish the Bank with renewals or “binders” therefor or the Bank may order such insurance and charge Mortgagor for the cost thereof.

    (b)    Mortgagor shall give the Bank prompt notice of any damage or destruction to the Mortgaged Property.  All proceeds of insurance under such policies (except liability insurance and except in the case of any particular casualty resulting in a loss payment not exceeding $10,000 in the aggregate) shall be paid to the Bank, and all such policies shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in loss payment not exceeding $10,000 in the aggregate) shall be paid to the Bank as its interest may appear, by means of a standard mortgagee clause.  In case of loss exceeding $10,000, the Bank (or after entry of judgment of foreclosure, the purchaser at the sale) is hereby authorized, to either (i) settle or adjust any claim under such insurance policies without the consent of Mortgagor or (ii) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss.

(c)    In the event of an Insured Casualty, and:

      (i)    If, (A) (1) the Insured Casualty occurred prior to the final completion of the Project, or (2) in the reasonable judgment of the Bank, the Mortgaged Property can be restored to an economic unit not less valuable than the same was prior to the Insured Casualty, and (B) the insurance proceeds are sufficient to adequately secure the outstanding balance of the indebtedness hereby secured, then, if no Event of Default as hereinafter defined shall have occurred and Mortgagor shall not be in default hereunder, the proceeds of insurance shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, as provided for in Section 4.02(d) hereof; and Mortgagor hereby covenants and agrees, not later than ninety (90) days after the date of the Insured Casualty, to commence and to diligently prosecute such restoring, repairing, replacing or rebuilding; provided, always, that Mortgagor shall pay all costs of such restoring, repairing, replacing or rebuilding in excess of the proceeds of insurance.

      (ii)    Except as provided in Section 4.02(c)(i), the Bank may apply the proceeds of insurance consequent upon any Insured Casualty upon the indebtedness hereby secured, in such order or manner as the Bank may elect.  No prepayment penalty shall be due on insurance proceeds applied to the indebtedness.

      (iii)    In the event that proceeds of insurance, if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value, and in the same character and of the same quality as prior to such damage or destruction; all to be effected in accordance with plans and specifications to be first submitted to and approved by the Bank.

    (d)    In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by the Bank, such proceeds shall be disbursed from time to time upon the Bank being furnished with satisfactory evidence: of the estimated cost of completion of the restoration, repair, replacement and rebuilding; that funds of Mortgagor (or assurances satisfactory to the Bank that such funds are available) when combined with the proceeds of insurance, to complete the proposed restoration, repair, replacement and rebuilding; and with such architect’s certificates, waivers of lien, contractor’s sworn statements and such other evidences of cost and of payment as the Bank may reasonably require and approve; and the Bank may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by the Bank prior to the commencement of work.  No payment made prior to the final completion of the restoration, repair, replacement or rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times the undisbursed balance of such proceeds remaining in the hands of the Bank, together with funds deposited for the purpose of completing the restoration, repair, replacement or rebuilding are irrevocably committed to the satisfaction of the Bank by or on behalf of Mortgagor for the purpose, shall be at least sufficient in the reasonable judgment of the Bank to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien.  Interest shall be allowed to Mortgagor on account of any proceeds of insurance or other funds held by the Bank at the same rate being paid on the Bank’s money market accounts and shall be available for such restoration, repair, replacement or rebuilding.  Notwithstanding anything contained herein to the contrary, the Bank may, in its sole discretion, require that the administration of the restoration, repair, replacement and rebuilding, and the distribution of insurance proceeds be done pursuant to and in accordance with the Credit Agreement and Related Documents.

    (e)    All policies of insurance provided for in subsection (a) of this Section 4.02 shall be effective under a valid and enforceable policy or policies issued by an insurer of recognized responsibility licensed to do business in the State of Wisconsin, and shall be written in the names of Mortgagor and the Bank as their respective interests may appear. All casualty policies shall provide that the proceeds of such insurance shall be payable to the Bank pursuant to a standard mortgage clause to be attached to each such policy.  Mortgagor shall deposit with the Bank policies evidencing all such insurance or a certificate or certificates of the respective insurers stating that such insurance is in force and effect.

4.03                      Preservation and Maintenance of Mortgaged Property.  Mortgagor (a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (b) shall not abandon the Mortgaged Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Mortgaged Property to the equivalent of its original condition, or such other condition as the Bank may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Mortgaged Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on the Mortgaged Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged Property, (f) if the Mortgaged Property is leased, shall generally operate and maintain the Mortgaged Property in a manner to ensure maximum rentals, and (g) shall give notice in writing to the Bank of and, unless otherwise directed in writing by the Bank, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, the security of this Mortgage or the rights or powers of the Bank.

Neither Mortgagor nor any other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Mortgaged Property or any fixture, equipment, machinery or appliance in or on the Mortgaged Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

4.04                      Condemnation Proceeds.  Mortgagor shall give the Bank prompt notice of any pending or threatened eminent domain proceeding of any part or all of the Mortgaged Property, including any damages to grade, and Mortgagor hereby assigns, transfers and sets over unto the Bank the entire proceeds of any award or claim for damages for any of the Mortgaged Property taken or damaged under the power of eminent domain.  If any such proceeding occurs prior to the final completion of the Project, the Bank shall, and in any event the Bank may elect to, apply (or hold for application when due) the proceeds of the award upon or in reduction of the indebtedness hereby secured then most remotely to be paid, whether due or not, or to require Mortgagor to restore or rebuild the Mortgaged Property in which event the proceeds shall be held by the Bank and used to reimburse Mortgagor for the cost of such rebuilding and restoring.  If Mortgagor is required or permitted to rebuild or restore the Mortgaged Property as aforesaid, such rebuilding or restoration shall be effected solely in accordance with plans and specifications previously submitted to and approved by the Bank, and proceeds of the award shall be paid out in the same manner as is provided in Section 4.02 for the payment of insurance proceeds towards the costs of rebuilding or restoration.  If the amount of such award is insufficient to cover the cost of rebuilding or restoration, Mortgagor shall pay such costs in excess of the award, before being entitled to reimbursement out of the award.  Any surplus which may remain out of the award after payment of such costs of rebuilding or restoration shall, at the option of the Bank, be applied (or held for application when due) on account of the indebtedness hereby secured, then most remotely to be paid or be paid to any other party entitled thereto.  Notwithstanding any taking by eminent domain, Mortgagor shall continue to pay interest on the entire principal sum secured until any such award or payment shall have been actually received by the Bank and any reduction in the principal sum resulting from the application by the Bank of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.  If, prior to the receipt by the Bank of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, the Bank shall have the right to receive such award or payment to the extent of any deficiency found to be due upon such sale, with interest thereon at the then-applicable rate on the Bonds, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the reasonable attorneys’ fees, costs and disbursements incurred by the Bank in connection with the collection of such award or payment.  No prepayment penalty shall be charged on amounts received by the Bank pursuant to an award under the power of eminent domain.

4.05                      Expenses of Litigation.  If any action or proceeding be commenced, to which action or proceeding the Bank is or becomes a party or in which it becomes necessary to defend or uphold the lien of this Mortgage or the efficacy of any other Related Document, all sums paid by the Bank for the expenses of any litigation (including reasonable attorneys’ fees) to prosecute or defend the rights and lien created by this Mortgage or said Related Documents shall, on notice and demand, be paid by Mortgagor, together with the interest thereon at the rate on the Bonds and shall be a lien on the Mortgaged Property, prior to any right or title to, interest in or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage.

4.06                      Compliance with Laws.  Mortgagor covenants, warrants and represents that the Mortgaged Property complies with the covenants and restrictions affecting the Mortgaged Property, with all applicable building and zoning laws, and Mortgagor shall at all times so own and use the same and take all steps necessary to assure such compliance at all times.  Mortgagor shall not initiate or acquiesce in any zoning reclassification, or seek any conditional use permit, without the Bank’s written consent.

4.07                      No Further Encumbrances.  Mortgagor represents and warrants to and covenants with the Bank, its successors and assigns that: (a) Mortgagor is the owner of a fee simple interest in the Mortgaged Property, subject only to the Permitted Liens; (b) this Mortgage is and shall remain a valid and enforceable lien on the Mortgaged Property to secure the performance of  the Secured Obligations, subject only to the Permitted Liens; and (c) it will forever warrant and defend to the Bank, its successors and assigns, the Mortgaged Property against all claims and demands whatsoever not specifically excepted in this Mortgage.  The Mortgagor will keep the Mortgaged Property free from all liens and encumbrances, whether inferior or superior to the lien of this Mortgage, except for the Permitted Liens.  Any person, firm or corporation taking a mortgage, lien or other encumbrance against the Mortgaged Property (except for those that are Permitted Liens) shall take the said lien subject to the rights of the Bank herein and the right of the Bank to amend, modify and supplement this Mortgage and the Related Documents and to extend the maturity of any indebtedness hereby secured, in each and every case without obtaining the consent of the holder of any such liens and without the lien of this Mortgage losing its priority over the rights of any such liens.

4.08                      Transfers.  Mortgagor may not transfer all or any part of its interest in the Mortgaged Property without the prior approval of the Bank.

4.09                      Leases.  Except for the lease of the Mortgaged Property to the Corporation, Mortgagor shall not lease any portion of the Mortgaged Property, except with the prior written approval of the Bank.  Mortgagor, at the Bank’s request and expense, shall furnish the Bank with copies of all executed leases now existing or hereafter made of all or any part of the Mortgaged Property.

4.10                      Use of Mortgaged Property.  Unless required by applicable law or unless the Bank otherwise agrees in writing, Mortgagor shall not allow changes in the use for which all or any part of the Mortgaged Property was intended at the time this Mortgage was executed.

4.11                      Protection of the Bank’s Security.  If Mortgagor fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which affects the Mortgaged Property or title thereto or the interest of the Bank therein, including, but not limited to, eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent, then the Bank, at its option, may upon ten (10) days’ notice to Mortgagor (except where such notice would be extremely impractical) make such appearances, disburse such sums and take such action as the Bank deems necessary, in its sole discretion, to protect the Bank’s interest, including, but not limited to: (i) disbursement of attorneys’ fees; (ii) entry upon the Mortgaged Property to make repairs; or (iii) procurement of satisfactory insurance as provided in

Section 4.02 hereof.  Any amounts disbursed by the Bank pursuant to this Section 4.11, with interest thereon, shall become additional indebtedness of Mortgagor secured by this Mortgage.  Unless Mortgagor and the Bank agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate unless such rate of interest exceeds applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law.  Mortgagor hereby covenants and agrees that the Bank shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby.  Nothing contained in this Section 4.11 shall require the Bank to incur any expense or take any action hereunder.

4.12                      Inspection.  Mortgagor shall permit the Bank, and its duly authorized agents, experts, engineers and representatives, upon at least 24 hours’ prior notice, to make or cause to be made entries upon and inspections of the Mortgaged Property during normal business hours at all times during the term hereof.  Mortgagor shall assist the Bank in conducting all inspections and shall make access available to the Bank to all areas.

4.13                      Books and Records.  Mortgagor shall keep and maintain at all times at Mortgagor’s address stated in Section 8.06 of the Credit Agreement or upon ten (10) days’ prior notice to the Bank, at such other place as designated by Mortgagor within the State of Wisconsin, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property, including without limitation copies of all quotations, purchase orders and contracts obtained by Mortgagor in the course of designing and constructing the Project.  Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by the Bank, and the Bank may copy the same at the Bank’s expense, provided that the Bank may use and/or release such information only in connection with the administration or enforcement of this mortgage or the other Related Documents.  During the course of construction of the Project, Mortgagor shall furnish to the Bank, at the Bank’s request, written status reports detailing the progress of construction.

4.14                      Payment of Taxes and Assessments.  Mortgagor shall pay, before the same become delinquent, all real and personal property taxes, assessments (whether general or special), gas, electric, light, power, water and sewer charges, business, sales, use and occupation taxes, all permit and inspection fees, all license and occupation fees, and such other charges now or hereafter levied or assessed against the Mortgaged Property or any part thereof and, upon request, shall exhibit to the Bank receipts for the payment of such items, except to the extent and so long as the same are being contested in good faith by appropriate proceedings, with adequate reserves having been provided.

4.15                      Valid and Binding Agreement.  Mortgagor covenants and warrants that this Mortgage is a valid and enforceable obligation of Mortgagor in accordance with its terms and that the performance by Mortgagor of the terms hereof does not contravene any covenant in any agreement, indenture or other document affecting Mortgagor.

ARTICLE V
DEFAULT; ACCELERATION

If any one or more of the following events (herein designated as “Events of Default”) shall occur:

    (a)    Occurrence of an “Event of Default” (as therein defined) under any Bond Document, the Credit Agreement or any of the Related Documents or if a default occurs under any other agreement, document or instrument evidencing indebtedness of Mortgagor or any guarantor to the Bank;

        (b)    Violation by any Mortgagor of the covenants contained in Sections 4.07 and 4.08 hereof; or

    (c)    Default by Mortgagor in due observance or performance of any other covenant, condition or agreement on its part to be observed or performed pursuant to the terms and provisions of this Mortgage, if such default remains uncured upon a date  thirty (30) days following the mailing or delivery of notice thereof to Mortgagor;

then, and upon the happening of any such event, Mortgagor shall be deemed to have materially breached this Mortgage and the Bank may, at its option and without notice, notice being hereby waived by Mortgagor, declare the Secured Obligations to be forthwith due and payable, and upon such declaration all such amounts, together with interest accrued thereon, if any, shall become and be due and payable forthwith; and the Bank may thereupon proceed to protect and enforce its rights hereunder, under the Bond Documents, the Credit Agreement and other Related Documents by foreclosure proceedings or by other suit in equity, action at law, or other appropriate proceedings.

ARTICLE VI
REMEDIES

Upon the happening of an Event of Default, then and in every such case:

6.01                      Action or Suit.  The Bank may proceed to protect and enforce its rights by an action or actions at law or by a suit or suits in equity, either for the specific performance of any covenant or agreement contained herein, or for the foreclosure of this Mortgage, or for monetary damages, or for the enforcement of any other appropriate legal or equitable remedy.

6.02                      Receiver.  The Bank shall be entitled as a matter of right, without notice and without giving bond to Mortgagor, or anyone claiming under it, to have a receiver appointed for the Bank’s benefit of all of the Mortgaged Property and of the earnings, income, rents, issues and profits thereof, pending such proceedings, with the powers (without limitation) to collect such earnings, income, rents, issues and profits; to rent and remodel the rentable areas; to perform and pay any obligations of Mortgagor under the Bond Documents, the Credit Agreement and the other Related Documents; together with such other powers as the court making such appointment shall confer; and Mortgagor hereby irrevocably consents to such appointment.

6.03                      Entry Upon the Mortgaged Property.  The Bank, either itself or by its agents or attorneys, may, in its discretion, enter upon and take complete and peaceful possession of the Mortgaged Property, or any part or parts thereof, and may exclude Mortgagor and its agents and servants wholly therefrom, in which case Mortgagor covenants peacefully and quietly to yield up possession, and having and holding the Mortgaged Property or portion thereof, the Bank may use, operate, manage and control the Mortgaged Property, or any part thereof, and conduct the business thereof (either itself or by its attorneys and agents), and may collect any and all rents, issues and profits due or to become due without prejudice to its rights to foreclosure, to appointment of a receiver and other rights and from time to time, either by purchase, repair or construction may maintain, restore and insure and keep insured, the buildings, structures, improvements, fixtures, machinery, equipment and other property constituting a part of or used in connection with the Mortgaged Property; and after paying all of the expenses of operating the Mortgaged Property, the Bank shall apply the monies arising therefrom to the payment of the Secured Obligations.

6.04                      Foreclosure.  The Bank may cause the Mortgaged Property to be sold at one or more foreclosure sales, all in such manner and upon such notice as provided by law.  All proceeds of any such sale or sales, remaining after payment of: (a) the costs and expenses of such sale or sales (including attorneys’ fees of the Bank); and (b) the Secured Obligations, shall be paid to Mortgagor, their respective successors and assigns, or to whomsoever may be lawfully entitled to receive the same.  Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Bank may foreclose this Mortgage without declaring the whole indebtedness evidenced by the Bond Documents, the Credit Agreement and the other Related Documents and intended to be secured hereby due; and, if any foreclosure sale is made because of an Event of Default for less than the full amount which may become due under the Bond Documents, the Credit Agreement and the other Related Documents, such sale may be made subject to the unmatured portion of the indebtedness secured by this Mortgage and such sale, if so made, shall not in any manner affect the unmatured portion of the indebtedness intended to be secured by this Mortgage but as to such unmatured portion of the debt to be secured, several sales may be made for any other portion of the indebtedness to be secured, whether matured at the time or subsequently occurring.

6.05                      Costs of Foreclosure.  If it becomes necessary for the Bank to commence proceedings to foreclose this Mortgage or to commence any other suit in equity, action at law or other appropriate proceedings, to enforce its rights under this Mortgage, the Bond Documents, the Credit Agreement, or any of the other Related Documents, Mortgagor agrees to pay to the Bank all costs of such suit, action or proceeding as well as all expenses incurred in procuring title insurance and the reasonable fees of the Bank’s attorneys in connection therewith, which costs and fees shall be included in the judgment in any such suit, action or proceeding.

6.06                      Remedies Cumulative.  No remedy herein conferred upon or otherwise available to the Bank is intended to be or shall be construed to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.

ARTICLE VII
SECURITY AGREEMENT; FIXTURE FILING

7.01                      Security Agreement; Fixture Filing.  This Mortgage shall create a security interest in, and the Mortgagor hereby grants to the Bank a security interest in, the Mortgaged Property in favor of the Bank and shall constitute a Security Agreement under the Uniform Commercial Code of Wisconsin with respect to all of the Mortgaged Property, and the Bank shall be entitled to all of the rights of a secured party.  This Mortgage is a financing statement covering the Fixtures, and it is intended that as to those goods and the proceeds thereof, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records for the county in which the Mortgaged Property is located.  It is expressly agreed that during the continuance of an Event of Default the Bank shall proceed to dispose of any portion of the Property in accordance with the provisions of the Uniform Commercial Code, ten (10) days’ notice by the Bank to the Mortgagor shall be deemed to be reasonable notice under any provision of the Uniform Commercial Code requiring such notice; provided, however, that the Bank may, at its option, dispose of the Property in accordance with the Bank’s rights and remedies in respect to the real estate pursuant to the provisions of this Mortgage in lieu of proceeding under the Uniform Commercial Code.  The Mortgagor will, from time to time and as often as requested by the Bank, execute and deliver to the Bank such financing statements, renewal affidavits, continuation statements, inventories or other similar documents as the Bank may reasonably request to perfect the security interest created hereby, and Mortgagor authorizes Bank to make such filings.  No failure or omission of the Bank to request any financing statement, renewal affidavit, continuation statement, inventory, or the like, and no failure or omission of the Mortgagor to execute or deliver any thereof, will impair the effectiveness of or priority of the security interest created by this Mortgage.  The Mortgagor will pay all costs of filing and/or recording of this Mortgage and any financing statements, continuation or termination statements with respect thereto, and any affidavits or other instruments executed, or to be executed, to perfect, renew, continue or maintain the lien and security interest created hereby.  The Mortgagor hereby appoints the Bank, or any officer of the Bank, as the agent and attorney-in-fact of the Mortgagor to do, at the Bank’s option and the Mortgagor’s expense, all acts and things reasonably necessary to perfect, and continue perfected, the lien and security interest created hereby.  In the event of foreclosure sale of personal property in which the Bank holds a security interest granted herein, whether such sale be held by the Bank or otherwise, such sale may be of the whole of such property or any portion thereof and may be held together with or separately from any foreclosure sale of the real property securing said indebtedness.  Such personal property need not be present at the place of sale.

ARTICLE VIII
GENERAL

8.01                      Notices.  Any notice required or permitted to be delivered hereunder by either party to the other shall be governed by, and delivered in accordance with Section 8.06 of the Credit Agreement.

8.02                      Governing Law.  This Mortgage shall be construed and enforced according to the internal laws of the State of Wisconsin.

8.03                      Successors and Assigns; Partial Invalidity.  All covenants and agreements in this Mortgage contained by or on behalf of either of the parties hereto shall be binding upon and shall inure to the benefit of the respective successors and assigns of Mortgagor and the Bank.  Invalidation of part or all of any one of the covenants herein contained by judgment or court order shall not affect any of the other provisions, which shall remain in full force and effect.

8.04                      Mortgagor and Lien Not Released.  From time to time, the Bank may, at its option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor’s successors or assigns or of any junior lienholder or guarantors, without liability on the Bank’s part and notwithstanding Mortgagor’s breach of any covenant or agreement of Mortgagor in this Mortgage, extend the time for payment of the indebtedness evidenced by the Bond Documents, the Credit Agreement and any of the other Related Documents or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, modify the terms and time of payment of said indebtedness, release from the lien of this Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any plat or plan of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement and agree in writing with Mortgagor to modify the terms or conditions of Bond Documents, Credit Agreement and any of the other Related Documents or change the amounts payable thereunder.  Any actions taken by the Bank pursuant to the terms of this Section 8.04 shall not affect the obligation of Mortgagor or Mortgagor’s successors or assigns to pay the sums secured by this Mortgage and to observe the covenants of Mortgagor contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby and shall not affect the lien or priority of lien hereof on the Mortgaged Property.  Mortgagor shall pay the Bank a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred at the Bank’s option, for any such action if taken at Mortgagor’s request.

8.05                      Forbearance by the Bank Not a Waiver.  Any forbearance by the Bank in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.  The acceptance by the Bank of payment of any sum secured by this Mortgage after the due date of such payment shall not be a waiver of the Bank’s rights to either require prompt payment when due or all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other liens or charges by the Bank shall not be a waiver of the Bank’s right to accelerate the maturity of the indebtedness secured by this Mortgage, nor shall the Bank’s receipt of any awards, proceeds or damages under Section 4.02 or 4.04 hereof operate to cure or waive Mortgagor’s default in payment of sums secured by this Mortgage.

8.06                      Future Advances; Cross-Collateralization. This Mortgage shall also secure all present and future indebtedness and obligations of the Borrower to the Bank, and shall fully and completely cross-collateralize all such indebtedness and obligations.  This Mortgage shall also secure any and all future advances made by the Bank to Borrower, including all costs, taxes, assessments, insurance, expenses, and reasonable attorneys’ fees, together with interest thereon at the Default Rate set forth in the Credit Agreement, that the Bank may make, pay or incur under this Mortgage for the protection of the Bank or any of its rights in connection with the Property.  All of the foregoing sums so secured shall be superior to the rights of the holder of any lien or encumbrance placed on the Mortgaged Property after the recording of this Mortgage.

[Signature Page Follows]

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the date and year first above written.

M & W FIBERGLASS, LLC,
a Wisconsin limited liability company

By:    /s/ Jamie L. Mancl
Jamie L. Mancl, its sole member

ACKNOWLEDGMENT

STATE OF WISCONSIN	)
	)	ss.
_____________COUNTY	)

This instrument was acknowledged before me on the _____ day of February, 2007, by Jamie L. Mancl, known to me as its sole member of M & W Fiberglass, LLC, a Wisconsin limited liability company.

                                                                                   ______________________________________________
                                                                                          Notary Public, State of Wisconsin
My commission: _________________________________

This document was drafted by
and should be returned to:
Lisa R. Lange
Whyte Hirschboeck Dudek S.C.
One East Main St., Suite 300
Madison, WI 53703

[Signature Page of Mortgage]

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

Lot 1 of Wood County Certified Survey Map No. 8590 recorded in Volume 29 of Survey Maps at Page 190, being part of the SE ¼ of the NE ¼ of Section 10, Township 22 North, Range 6 East, City of Wisconsin Rapids, Wood County, Wisconsin.

Tax Key No.:  Part of 34-09841 and Part of 34-09852

A-1